Exhibit 99.1

Community Bank System to Expand Its Western New York Presence with Acquisition of Steuben Trust Corporation

October 21, 2019

SYRACUSE, NY and HORNELL, NY—(BUSINESS WIRE) —Community Bank System, Inc. (“Community Bank System”) (NYSE: CBU) and Steuben Trust Corporation (OTC Pink: SBHO) today announced that they have entered into a definitive agreement pursuant to which Community Bank System will acquire Steuben Trust Corporation, parent company of Steuben Trust Company (“Steuben Trust”), in a stock and cash transaction representing total consideration valued at approximately $106.8 million. The transaction has been unanimously approved by the boards of directors of both companies.

This transaction will provide natural market enhancement and extension for both institutions, joining two high-quality, low-risk franchises with long histories of customer service, as well as a commitment to their communities. Steuben Trust provides Community Bank, N.A. with improved scale in several more Western New York markets, including Buffalo and Rochester, with total assets of nearly $580 million, deposits of $480 million and 15 branch offices across a six county area.

Under the terms of the agreement, shareholders of Steuben Trust Corporation will receive, for each share of common stock they own, a combination of $12.60 cash and 0.8054 shares of Community Bank System common stock, for total consideration valued at approximately $63.00 per share (based on Community Bank System’s volume weighted average price of $62.58 for the thirty trading day period ending October 15, 2019). This price represents approximately 167% of Steuben Trust Corporation’s tangible book value as of June 30, 2019. The transaction is intended to qualify as a reorganization for federal income tax purposes, and as a result, the receipt of Community Bank System common stock by shareholders of Steuben Trust Corporation is expected to be tax-free.

“Our acquisition of Steuben Trust will enhance and extend our banking footprint in Western New York, in markets which we successfully compete in and aspire to continue to grow,” said Mark E. Tryniski, President and Chief Executive Officer of Community Bank System. “Our move to establish a broader and deeper banking presence in this region is reflective of these growth objectives. We are confident that the Steuben Trust franchise will further support our efforts to grow our retail and business banking presence in Western New York. Steuben Trust has an impressive 117-year history of service to its customers, its communities and its shareholders, values which align closely with those of Community Bank. Equally important, our institutions have similar organizational values and cultures that respect and value the people that contribute to our success. We are delighted to welcome the Steuben Trust team to the Community Bank organization and look forward to the future of the combined company.”

“The shareholders, customers and associates of Steuben Trust should benefit from our merger with Community Bank System, a financially strong and effectively managed institution,” said Brenda L. Copeland, Chairman and Chief Executive Officer of Steuben Trust Corporation. “Our customers will continue to receive the highly personalized service they expect, while having access to a greatly expanded set of products and services available from the larger combined organization with an extensive branch network. We are pleased to be able to enhance our service capacity in all of our current communities. Our employees benefit by becoming part of an organization which also values their commitment and contribution to the Company’s growth and profitability and which offers additional opportunities for professional growth and advancement. We view our combination with Community Bank as a win for our stakeholders, and we look forward to working closely with their team to complete the combination.”

Upon completion of the transaction, the combined company is expected to have over $12.0 billion in assets. Community Bank System expects the transaction to be approximately $0.08 - $0.09 per share accretive to its first full year of GAAP earnings and $0.09 to $0.10 per share accretive to cash earnings, excluding one-time transaction costs.

The merger is expected to close in the second quarter of 2020 and is subject to customary closing conditions, including approval by the shareholders of Steuben Trust Corporation and required regulatory approvals.

D.A. Davidson & Co. Inc. acted as exclusive financial advisor to Community Bank System and Cadwalader, Wickersham & Taft LLP acted as its legal advisor. PNC FIG Advisory acted as exclusive financial advisor to Steuben Trust Corporation and Pillar Aught LLC acted as its legal advisor.

Community Bank System will host a conference call at 11 am (ET) on Monday, October 21, 2019 to discuss its third quarter 2019 financial results and the combination with Steuben Trust Corporation. The conference call can be accessed at 800-263-0877 (646-828-8143 if outside the United States and Canada) using the conference ID code 1984485. Investors may also listen live via the Internet at: https://www.webcaster4.com/Webcast/Page/995/31682.

About Community Bank System, Inc.

Community Bank System, Inc. operates more than 230 customer facilities across Upstate New York, Northeastern Pennsylvania, Vermont, and Western Massachusetts through its banking subsidiary, Community Bank, N.A. With assets of approximately $11.6 billion, the DeWitt, N.Y. headquartered company is among the country’s 150 largest financial institutions. In addition to a full range of retail, municipal, and business banking services, the Company offers comprehensive financial planning, trust and wealth management services through its Community Bank Wealth Management Group and OneGroup NY, Inc. operating units. The Company’s Benefit Plans Administrative Services, Inc. subsidiary is a leading provider of employee benefits administration, trust services, collective investment fund administration and actuarial and consulting services to customers on a national scale. Community Bank System, Inc. is listed on the New York Stock Exchange and the Company’s stock trades under the symbol CBU. For more information about Community Bank visit www.communitybankna.com or http://ir.communitybanksystem.com.

About Steuben Trust Corporation

Steuben Trust Corporation reported total assets at June 30, 2019 of approximately $580 million, and is the holding company for Steuben Trust Company. The bank’s business, municipal, and consumer customers enjoy personalized relationships, online and mobile banking options, with 15 branches in Western New York. Steuben Trust Corporation is listed on the OTC Pink Venture Market and trades under the symbol SBHO. For more information about Steuben Trust visit www.steubentrust.com.

Additional Information about the Merger

In connection with the proposed merger, Community Bank System, Inc. will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a prospectus of Community Bank System, Inc. and a proxy statement of Steuben Trust Corporation, as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Stockholders of Steuben Trust Corporation are urged to read the registration statement and proxy statement/prospectus and the other relevant materials filed with the SEC when they become available because they will contain important information about the proposed transaction.

A free copy of the proxy statement/prospectus, when available, as well as other filings containing information about Steuben Trust Corporation and Community Bank System, Inc., may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, when available, free of charge from Steuben Trust Corporation at www.steubentrust.com/about/investor-relations.html or from Community Bank System, Inc. by accessing its website at www.cbna.com under the heading of “Investor Relations” and then “SEC Filings & Annual Report.” Copies of the proxy statement/prospectus can also be obtained, free of charge and when available, by directing a request to Steuben Trust Corporation, One Steuben Square, Hornell, New York 14843, Attention: Investor Relations, Telephone: (866) 783-8236, or to Community Bank System, Inc., 5790 Widewaters Parkway, DeWitt, New York 13214, Attention: Investor Relations, Telephone: (315) 445-2282.

Steuben Trust Corporation and Community Bank System, Inc. and certain of their respective directors and executive officers may be deemed to participate in the solicitation of proxies from the stockholders of Steuben Trust Corporation in connection with the proposed merger. Information about the directors and executive officers of Steuben Trust Corporation and their ownership of Steuben Trust Corporation common stock will be set forth in the proxy statement/prospectus to be delivered for the proposed merger. Information about the directors and executive officers of Community Bank System, Inc. and their ownership of Community Bank System, Inc. common stock is set forth in the proxy statement for its 2019 annual meeting of shareholders, as filed with the SEC on Schedule 14A on April 1, 2019. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document when available may be obtained as described above.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words “will,” “anticipate,” “expect,” “intend,” “estimate,” “target,” and words of similar import. Forward-looking statements are not historical facts but instead express only management’s current beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. The following factors, among others listed in Community Bank System’s Form 10-K filings, could cause the actual results of the Companies’ operations to differ materially from the Companies’ expectations: failure to obtain the approval of the shareholders of Steuben Trust Corporation in connection with the merger; the timing to consummate the proposed merger; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the parties’ ability to achieve the synergies and value creation contemplated by the proposed merger; the parties’ ability to successfully integrate operations in the proposed merger; the effect of the announcement of the proposed merger on the ability of Steuben Trust Corporation to maintain relationships with its key partners, customers and employees, and on its operating results and business generally; competition; changes in economic conditions, interest rates and financial markets; the impact of the federal government shutdown; and changes in legislation or regulatory requirements. The Companies do not assume any duty to update forward-looking statements.

For further information contact:

Community Bank System, Inc.

Joseph E. Sutaris, E.V.P. and Chief Financial Officer

(315) 445-7396

or

Steuben Trust Corporation

James P. Nicoloff, EVP & Treasurer

(607) 324-9643

Brenda L. Copeland, Chairman and Chief Executive Officer

Or John S. Eagleton, President

(866) 783-8236